As filed with the Securities and Exchange Commission on January 22, 2013

Registration No. 333-11404

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

LML PAYMENT SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	98-0209289
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation	Identification Number)
or Organization)

1680-1140 West Pender Street

Vancouver, BC V6E 4G1

(Address of Principal Executive Office and Zip Code)

1996 Stock Option Plan

1998 Stock Incentive Plan

(Full Title of the Plan)

Stefan B. Schulz

Chief Financial Officer

Digital River, Inc.

10380 Bren Road West

Minnetonka, MN 55343

(952) 253-1234

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ryan G. Miest

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Fax: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☒

DEREGISTRATION OF UNSOLD SECURITIES

On August 31, 2007, LML Payment Systems Inc. (the “Company”) filed a registration statement on Form S-8 (File No. 333-11404) (the “Registration Statement”).  The Registration Statement registered a total of 6,000,000 shares of the Company’s common stock, no par value (the “Common Stock”), consisting of 3,000,000 shares of Common Stock to be issued pursuant to the Company’s 1996 Stock Option Plan and 3,000,000 shares of Common Stock to be issued pursuant to the Company’s 1998 Stock Incentive Plan.  The purpose of this Post-Effective Amendment to the Registration Statement is to withdraw and remove from registration the unissued and unsold shares of Common Stock previously registered under the Registration Statement. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on January 22, 2013.

LML PAYMENT SYSTEMS INC.

By	/s/ Stefan B. Schulz
Stefan B. Schulz
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas M. Donnelly	President, Chief Operating Officer and Director	January 22, 2013
Thomas M. Donnelly	(principal executive officer)

/s/ Stefan B. Schulz	Chief Financial Officer and Director	January 22, 2013
Stefan B. Schulz	(principal financial and accounting officer)

/s/ Kevin L. Crudden, Esq.	Director	January 22, 2013
Kevin L. Crudden, Esq.